Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Decision Point Systems, Inc.
Irvine, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2013, relating to the consolidated financial statements of DecisionPoint Systems, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Costa Mesa, California

September 23, 2013